As filed with the Securities and Exchange Commission on December 17, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
GEOEYE, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-2759725 (I.R.S. Employer Identification No.)
21700 Atlantic Boulevard
Dulles, VA 20166
(703) 480-7500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
William L. Warren
Senior Vice President, General Counsel and Corporate Secretary

GeoEye, Inc.
21700 Atlantic Boulevard
Dulles, VA 20166
(203) 488-8201
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:

William P. O’Neill, Esq
Latham & Watkins LLP
555 Eleventh Street NW, Suite 1000
Washington, DC 20004-1034
(202) 637-2200
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities To Be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share(2)	Price(2)	Registration Fee
Common Stock, $0.01 par value per share	4,032,520	$42.54	$171,543,400.80	$12,231.04

(1)	Represents 150% of the number of shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock, par value $0.01 per share, of GeoEye, Inc., which is referred to as the Series A Convertible Preferred Stock. The additional 50% represents additional shares of common stock the registrant expects could be issuable upon the conversion of the Series A Convertible Preferred Stock in the future as a result of (i) certain dilutive issuance adjustments and (ii) the accrual of dividends on the Series A Convertible Preferred Stock, each pursuant to the terms of the GeoEye, Inc. Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock, which is referred to as the Certificate of Designations. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder also include such indeterminate number of shares of common stock as may be issuable from time-to-time upon conversion of the Series A Convertible Preferred Stock as a result of stock splits, stock dividends or similar dilutive events.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on December 15, 2010, as reported on the NASDAQ Global Select Market.

PROSPECTUS
4,032,520 Shares of Common Stock

     This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 4,032,520 shares of common stock, $0.01 par value, of GeoEye, Inc., which is referred to as common stock. Of this amount, 2,688,347 shares of common stock are issuable upon exchange of the 80,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of GeoEye, Inc., which is referred to as the Series A Convertible Preferred Stock, which were issued by us on September 22, 2010, in a private placement. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholders.
     The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 5 for more information about how the selling stockholders may sell or dispose of their shares of common stock.
     Our common stock is quoted on the Nasdaq Global Select Market under the symbol “GEOY.” On December 15, 2010, the closing price of a share of our common stock on the Nasdaq Global Select Market was $42.38 per share.

     You should consider the risks that we have described in the section entitled “Risk Factors” on page 4 before investing in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 17, 2010.

TABLE OF CONTENTS

About This Prospectus	1
Special Note Regarding Forward-Looking Statements	1
Prospectus Summary	3
Our Company	3
Summary of the Offering	3
Risk Factors	4
Use of Proceeds	4
Selling Stockholders	4
Plan of Distribution	5
Legal Matters	7
Experts	7
Incorporation By Reference of Certain Documents	7
Where You Can Find More Information	8
ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, which is referred to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, certain selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings.
     We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any shares other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy shares in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares are sold on a later date.
     References to “GeoEye,” the “Company,” “we,” “our” or “us” in this prospectus mean GeoEye, Inc. and its consolidated subsidiaries, unless the context suggests otherwise.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus, and the documents incorporated by reference herein, include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk factors” included in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2009, which we filed with the SEC on March 12, 2010, and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010, and September 30, 2010, which we filed with the SEC on May 10, 2010, August 9, 2010, and November 9, 2010, respectively.

     The following list represents some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by these forward-looking statements:
•	termination of contracts with U.S. government agencies;
•	changes in U.S. government policy regarding the use of commercial imagery products and service providers, or material delay or cancellation of the planned U.S. government Enhanced View program;
•	limited useful lives of satellites and the expense of replacing them;
•	inability of satellites to operate as designed and in-orbit satellite failures or degradations in performance;
•	construction or launch delays of new or proposed satellites;
•	our competitors may compete more effectively than we can;
•	U.S. and foreign governmental agencies may build and operate their own satellite systems;
•	market acceptance of our products and services;
•	interruption or failure of our infrastructure and image downloading systems;
•	reliance on resellers and a foreign distribution network to market and sell our products and services;
•	difficulty in obtaining or maintaining insurance coverage;
•	global financial crisis;
•	inability to raise adequate capital to finance our business strategies, or ability to do so only on terms that restrict our ability to operate our business;
•	failure to obtain, or the revocation or suspension of, regulatory approvals;
•	failure to maintain effective internal control over financial reporting;
•	increased regulation and political or economic instability in foreign markets;
•	dependency upon a limited number of key personnel;
•	other factors disclosed in our most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement;
•	other factors beyond our control.
     These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY
     The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.
OUR COMPANY
     GeoEye is a leading commercial provider of high-accuracy, high-resolution Earth imagery, as well as a provider of image processing services and imagery information services to U.S. and foreign government defense and intelligence organizations, domestic federal and foreign civil agencies, and commercial customers. We own and operate three Earth-imaging satellites, GeoEye-1, IKONOS and Orbview-2, and three airplanes with advanced high-resolution imagery collection capabilities. GeoEye-1 is the world’s highest resolution and most accurate commercial imaging satellite. In addition to our imagery collection capacities, we are a global leader in the creation of enhanced satellite imagery information products and services.
     We are a Delaware corporation and our principal executive offices are located at 21700 Atlantic Boulevard, Dulles, Virginia 20166. Our telephone number at that address is (703) 480-7500. Our internet address is www.geoeye.com. Information on, or accessible through, our website is not part of, or incorporated by reference into, this prospectus.
SUMMARY OF THE OFFERING
     This prospectus covers the offer and sale by the selling stockholders identified in this prospectus of up to 4,032,520 shares of common stock, $0.01 par value, of GeoEye, Inc. This amount represents 150% of the 2,688,347 shares of common stock that are currently issuable upon conversion of 80,000 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of GeoEye, Inc., based upon the conversion price of $29.76 per share of common stock (which conversion price is subject to adjustment pursuant to the GeoEye, Inc. Certificate of Designations, Rights and Preferences of the Series A Convertible Preferred Stock, which is referred to as the Certificate of Designations). The Series A Convertible Preferred Stock is convertible into such number of shares of common stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock being converted by $1,000 and adding to such product an amount equal to all accrued but unpaid dividends with respect to such shares and (ii) dividing the result obtained pursuant to clause (i) by the conversion price. The shares of Series A Convertible Preferred Stock were issued by us in a private placement on September 22, 2010, which we refer to as the Private Placement. Under the terms of the Certificate of Designations, the holders may convert the Series A Convertible Preferred Stock at any time, in whole or in part, into shares of common stock at a conversion price of $29.76 per share of common stock, subject to customary anti-dilution adjustments. Other than with respect to adjustment resulting from a stock split, reverse stock split and similar events of general corporate applicability, the Certificate of Designations provides that in no event shall the conversion price fall below $25.55 per share, unless we have sought and obtained the affirmative vote of our stockholders in accordance with applicable law and the rules and regulations of The NASDAQ Global Select Market to permit the conversion price to adjust to below $25.55. The offer and sale of the additional 50% of the shares of common stock currently issuable upon conversion of the Series A Convertible Preferred Stock represents additional shares of common stock we expect could be issuable upon the conversion of the Series A Convertible Preferred Stock in the future as a result of (i) certain dilutive issuance adjustments and (ii) the accrual of dividends on the Series A Convertible Preferred Stock, each pursuant to the terms of the Certificate of Designations. Further information about the Series A Convertible Preferred Stock can be found in our current report on Form 8-K, which was filed with the SEC on September 24, 2010.

RISK FACTORS
     You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before investing in our common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of shares of our common stock in this offering. The selling stockholders will receive all of the proceeds from this offering.
SELLING STOCKHOLDERS
     The shares of common stock being offered by the selling stockholders are those issuable upon conversion of the Series A Convertible Preferred Stock. For additional information regarding the issuances of the Series A Convertible Preferred Stock, see “Summary of the Offering” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Series A Convertible Preferred Stock, the designation of a member on GeoEye’s board of directors and an observer who is entitled to observe meetings of GeoEye’s board of directors, and the payment of a non-refundable commitment fee of $2 million and other related debt financing costs in connection with the financing commitment of Cerberus Capital Management, L.P., the selling stockholders have not had any material relationship with us within the past three years.
     The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of the Series A Convertible Preferred Stock, as of December 15, 2010, assuming conversion of all Series A Convertible Preferred Stock held by the selling stockholders on that date, without regard to any limitations on conversions and/or redemptions of the Series A Convertible Preferred Stock and without including any dividend not yet accrued. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.
     In accordance with the terms of a registration rights agreement with the holders of the Series A Convertible Preferred Stock, this prospectus generally covers the resale of at least 150% of the number of shares of common stock issued and issuable upon conversion of the Series A Convertible Preferred Stock as of the trading day immediately preceding the date the registration statement is initially filed with the SEC, determined as if the outstanding Series A Convertible Preferred Stock were exercised in full, as of the trading day immediately preceding the date this registration statement is initially filed with the SEC, without regard to any limitations on conversions and/or redemptions of the Series A Convertible Preferred Stock. The fourth column assumes the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares of common stock in this offering. See “Plan of Distribution.”

		Maximum Number of		Percentage of
	Number of Shares of	Shares of Common	Number of Shares of	Shares of Common
	Common Stock	Stock to be Sold	Common Stock	Stock Beneficially
Name of Selling	Beneficially Owned	Pursuant to this	Beneficially Owned	Owned After
Stockholder	Prior to Offering (1)	Prospectus	After Offering	Offering
Cerberus Satellite LLC (2)	2,688,347	4,032,520	0 (2)(3)	0% (2)(3)

(1)	“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes ownership other than the typical form of stock ownership, that is, stock held in the person’s name. The term includes ownership of shares as to which a person has or shares the power to vote or the power to dispose. The term also includes, and for purposes of this table, the selling stockholder is deemed to have “beneficial ownership” of, any shares that are currently issuable upon conversion or exercise of derivative securities or issuable upon conversion or exercise of derivative securities within 60 days of December 15, 2010.

(2)	Stephen Feinberg, through one or more entities, possesses the sole power to vote and the sole power to direct the disposition of the securities beneficially owned by Cerberus Satellite LLC. Based on information provided by Mr. Feinberg on a Form 4 filed with the SEC on October 18, 2010, Cerberus Partners II, L.P. and Cerberus Series IV Holdings, LLC, held 22,380 and 1,960,620 shares of common stock, respectively. Mr. Feinberg, through one or more entities, possesses the sole power to vote and the sole power to direct the disposition of the shares of common stock beneficially owned by Cerberus Partners II, L.P. and Cerberus Series IV Holdings. As a result, Mr. Feinberg may be deemed to beneficially own 4,671,347 shares of common stock prior to the offering and 1,983,000 shares of common stock after the offering which represents 8.96% of the number of shares of common stock outstanding.

(3)	Applicable percentage ownership is based on 22,134,359 shares of our common stock outstanding as of December 15, 2010.
     The table above assumes that each of the selling stockholders will sell all of its shares available for sale during the effectiveness of the registration statement of which this prospectus is a part. None of the selling stockholders is required to sell any of its shares.
PLAN OF DISTRIBUTION
     We are registering the shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock to permit the resale of these shares of common stock by the holders of the Series A Convertible Preferred Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the resale of shares of common stock by the holders as selling stockholders.
     The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions and all fees and expenses related thereto. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;

•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
     If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, if so permitted by the applicable securities laws, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also, if so permitted by the applicable securities laws, sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
     The selling stockholders may pledge or grant a security interest in some or all of the Series A Convertible Preferred Stock or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, which is referred to as the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
     The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.
     Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
     There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.
     The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

     We will pay all expenses of the registration of the shares of common stock required to be paid pursuant to the registration rights agreement, estimated to be $92,231 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.
     Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.
LEGAL MATTERS
     Latham & Watkins LLP, Washington, District of Columbia, will pass upon the validity of the securities being offered by this prospectus.
EXPERTS
     Our consolidated financial statements as of December 31, 2009 and 2008 and for the years ended December 31, 2009 and 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The audit report on the effectiveness of internal control over financial reporting as of December 31, 2009, expresses an opinion that GeoEye, Inc. did not maintain effective internal control over financial reporting as of December 31, 2009, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that such material weakness related to ineffective controls over the accuracy and valuation of the provision for income taxes.
     The consolidated statement of operations and stockholders’ equity, and cash flows for the year ended December 31, 2007, have been incorporated by reference herein, in reliance upon the report of BDO USA, LLP (formerly known as BDO Seidman, LLP), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
     The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below:
•	Our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 12, 2010;
•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010, and September 30, 2010, as filed with the SEC on May 10, 2010, August 9, 2010, and November 9, 2010, respectively;
•	Our Current Reports on Form 8-K, as filed with the SEC on March 17, 2010, March 26, 2010, June 7, 2010, June 9, 2010, July 15, 2010, August 6, 2010, September 24, 2010, October 12, 2010, October 26, 2010, November 1, 2010; and December 8, 2010;

•	Our Definitive Proxy Statement on Form 14A, as filed with the SEC on April 30, 2010; and
•	The description of our common stock, par value $0.01 per share, contained in the section entitled “Capital Stock — Common Stock,” incorporated by reference from our registration statement on Form S-1, including the prospectus contained therein, filed with the SEC on February 2, 2005, including any amendment or report filed hereafter for the purpose of updating such description.
     We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus through the completion of this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC or any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or the exhibits relating to such Items and furnished pursuant to Item 9.01 of Form 8-K.
     We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents to: 21700 Atlantic Boulevard, Dulles, Virginia 20166, telephone number: (703) 480-7500, Attention: Investor Relations. Information about us, including our SEC filings, is also available on our website at www.geoeye.com; however, that information is not a part of, or incorporated by reference into, this prospectus.
     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at www.sec.gov. You may obtain a copy of any of these documents at no cost, by writing or telephoning us at the following address:
GeoEye, Inc.
21700 Atlantic Boulevard,
Dulles, Virginia 20166
Attention: Investor Relations
Phone: (703) 480-7500
     We have filed with the SEC a registration statement under the Securities Act on Form S-3 with respect to the common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following is a statement of the estimated costs and expenses incurred or expected to be incurred by us in connection with the issuance and distribution of the common stock being registered pursuant to this registration statement. All amounts except the SEC registration fee are estimated:

SEC Registration Fee	$12,231
Legal Fees and Expenses	$20,000
Accounting Fees and Expenses	$55,000
Printing and Miscellaneous Expenses	$5,000
Total	$92,231
Item 15. Indemnification of Directors and Officers.
     The Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
     In addition, the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.
     Furthermore, the DGCL provides that a corporation may purchase and maintain insurance, at its expense, to protect its directors and officers against any expense, liability or loss, regardless of whether the corporation has the power to indemnify such persons under the DGCL.
     Our Certificate of Incorporation provides that, to the extent permitted by the DGCL, we will indemnify our current and former directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that they are or were one of our officers or directors. However, we will not be required to indemnify an officer or director for an action, suit or proceeding commenced by that officer or director unless we authorized that director or officer to commence the action, suit or proceeding. The Certificate of Incorporation also provides that we shall advance expenses incurred by any person that we are obligated to indemnify, upon presentation of appropriate documentation.
     Furthermore, the Certificate of Incorporation provides that we may purchase and maintain insurance on behalf of our directors and officers against any liability, expense or loss, whether or not we would otherwise have the power to indemnify such person under our Certificate of Incorporation or the DGCL.
     In addition to the provisions of our Certificate of Incorporation providing for indemnification of directors and officers, we have entered into indemnification agreements with each of our directors and officers that provide for us to indemnify such directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that they are or were one of our officers or directors. However, we will not be required to indemnify an officer or director for an action, suit or proceeding commenced by that officer or director unless we authorized that director or officer to commence the action, suit or proceeding. The indemnification agreements also provide that we shall advance expenses incurred by any person we are obligated to indemnify, upon presentation of appropriate documentation.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.
Item 16. Exhibits.
EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of GeoEye, Inc., filed September 24, 2010 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated September 22, 2010)

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed on May 9, 2007)

5.1	Opinion of Latham & Watkins LLP (filed herewith)

10.1	Purchase Agreement between the Company and Cerberus Satellite LLC, dated March 22, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K dated March 22, 2010).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP), Independent Registered Public Accounting Firm (filed herewith).

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page of this Registration Statement)

Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.
     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Loudoun, Commonwealth of Virginia, on December 17, 2010.

GeoEye, Inc.
By:	/s/ Matthew M. O’Connell
Matthew M. O’Connell
President, Chief Executive Officer and Director

POWER OF ATTORNEY
Each person whose signature appears below hereby authorizes and appoints Matthew M. O’Connell and William L. Warren, and each of them, with full power to act without the other, as attorney-in-fact and agent, with full power of substitution and resubstitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this prospectus and other documents in connection therewith, with the SEC, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities set forth next to their names and on December 17, 2010.

Signature	Capacity

/s/ James A. Abrahamson	Chairman of the Board
James A. Abrahamson

/s/ Matthew M. O’Connell	President, Chief Executive Officer and Director
Matthew M. O’Connell	(Principal Executive Officer)

/s/ Joseph F. Greeves	Executive Vice President and Chief Financial Officer
Joseph F. Greeves	(Principal Financial Officer)

/s/ Jeanine Montgomery	Vice President, Accounting and Corporate Controller
Jeanine Montgomery	(Principal Accounting Officer)

/s/ Joseph M. Ahearn	Director
Joseph M. Ahearn

/s/ William L. Ballhaus	Director
William L. Ballhaus

/s/ Martin C. Faga	Director
Martin C. Faga

/s/ Michael F. Horn, Sr.	Director
Michael F. Horn, Sr.

/s/ Lawrence A. Hough	Director
Lawrence A. Hough

/s/ Roberta E. Lenczowski	Director
Roberta E. Lenczowski

/s/ James M. Simon, Jr.	Director
James M. Simon, Jr.

/s/ William W. Sprague	Director
William W. Sprague

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
4.1	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of GeoEye, Inc., filed September 24, 2010 (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K dated September 22, 2010).

4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed on May 9, 2007)

5.1	Opinion of Latham & Watkins LLP (filed herewith)

10.1	Purchase Agreement between the Company and Cerberus Satellite LLC, dated March 22, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K dated March 22, 2010).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP), Independent Registered Public Accounting Firm (filed herewith).

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.	Powers of Attorney (included on signature page of this Registration Statement)